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                                 EXHIBIT 10.15

         Sales Contractual Agreement with Premier Technical Sales, Inc.

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                                                                   EXHIBIT 10.15


                           SALES CONTRACTUAL AGREEMENT

         AGREEMENT dated this 31st day of July 1996 by and between Patriot Scientific Corporation the (PRINCIPAL) having its primary office at 12875 Brookprinter Place, Suite 300, Poway, CA 92064 (hereinafter called the "Company"), and Premier Technical Sales, Inc., having its principal office and place of business at 3235 Kifer Road, Suite 110, Santa Clara, CA 95051 (hereinafter called the "Representative").

WITNESSETH

         In consideration of the mutual promises and agreements herein contained, the parties agree as follows:

1.       DEFINITIONS

                  "Product" shall mean those products or services described in Exhibit A attached hereto and all future Company products of the same general type, including without limitation all substitute or successor products and services. The products or services may be changed or abandoned by Company, in it's sole discretion, provided the Company give ninety (90) days prior written notice to Representative.

                  "Commission Schedule" is defined in Exhibit B

                  "Territory" shall mean those areas designated in Exhibit C.

                  "House Accounts" shall mean these accounts which will be serviced directly by Company listed in Exhibit D.

                  "Maintenance Accounts" shall mean those accounts listed in Exhibit E, which by mutual agreement of Company and Representative, will be serviced by the Representative at an agreed to commission rate.

2.       APPOINTMENT.

                  Subject to the terms and conditions of this Agreement, the Company hereby appoints the Representative as its exclusive representative in Territory (hereinafter called the "Territory") described in Exhibit C of this Agreement to promote the sale of, and solicit orders for the ShBoom Microprocessor (hereinafter called the "Product") specified in Exhibit A of the Agreement; and the Representative hereby accepts such appointment. During the term of this agreement, the Company will not appoint any other person, firm or corporation to act as its agent or distributor of Products to this Territory for the uses described in Exhibit A.

                  Nothing in this agreement shall preclude the Company from licensing or selling the Product or its patents or the ShBoom-architecture technology or other Company owned technology to any company or entity for any use whatsoever. Nothing is this agreement shall preclude the Company from selling the Product, without commission to Representative, to any company or entity not listed in Exhibit C or in good faith selling the Product to those customers listed in Exhibit C for purposes other than described therein. However, should the Company sell Product to customers in Exhibit C for other than the purposes described therein, but it be ascertained that the Product is being used for the purposes described in Exhibit C, then the Company's only obligation and liability shall be to make the commission payments on such Product as provided in Section 5 below.

                  Should one of the Customers in Territory, Exhibit C, desire to license or acquire rights to any of the Company's technology during the term of this agreement, no payments, commissions or finders fees or other compensation shall be payable to Representative unless agreed to in advance in writing. However, should the Representative advise the Company in writing that one of the Customers is desirous of pursuing licensing or other arrangements (other than product purchases covered by this agreement), and the Company is not already in discussions with such satisfactory to the Company directly though your efforts, then the Company shall pay a commissionmutually agrred to by both parties.

                  The Company will take reasonable efforts to preclude but cannot assure that other distributors or representatives that may be appointed will not solicit Exhibit C Customers for the uses described therein.

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         Should it be ascertained that other Company distributors or representatives are selling Product to Customers for the purposes described in Exhibit A, then the Company's only obligation and liability shall be to make the commission payments on such Product.

                  The relationship of Company and Representative established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (I) give either party the power to direct and control the day-to-day activities of the other,
         (ii) constitute the parties as partners, joint ventures, Company owners or otherwise as participants in a joint undertaking, or (iii) allow either party to create or assume any obligation on behalf of the other party for any purpose.

3.        SALE OF THE PRODUCT

         (a) Prices and terms of sale. Company shall provide Representative with copies of its current price lists, its delivery schedules, and its standard terms and conditions of sale, as established from time to time. company may alter at will the prices, delivery schedule, and terms and conditions, provided that it gives at least Fifteen (15) days prior written notice to Representative of any such changes.

         (b) Quotations. Representative shall furnish to Company copies of all quotations submitted to customers.

         (c) Orders. All orders for the Products shall be in writing, and the originals shall be submitted to the Company. Company shall promptly furnish to Representative informational copies of all orders sent by Customers in the Territory.

         (d) Acceptance. All orders obtained by Representative shall be subject to acceptance by Company. Representative shall have no authority to make any acceptance or delivery commitments to Customers. Company reserves the right to reject any order or any part thereof for any reason. Company shall send copies to Representative of any written acceptances or rejections.

         (e) Invoices. Company shall render all invoices directly to the customers and shall send copies of all invoices to Representative. Payments shall be made directly to Company.

         (f) Collection Full responsibility for all collection rests with the Company.

         (g) Product Warranty. Any warranty for the Products shall run directly from Company to the Customer, and pursuant to the warranty, the customer shall return any allegedly defective Products to Company. Representative shall have no obligation to accept any return Products.

4.       REPRESENTATIVE'S DUTIES

         The Representative agrees:

         (a) to devote its best efforts diligently to solicit orders for Products to the Customer and to provide effective coverage of the Customer for such purposes;

         (b) to provide technical support and assistance where appropriate for the initial development boards and microprocessors;

         (c) to provide technical feedback on suggested upgrades or design changes to meet customer needs and assist in the implementation of these recommendations where appropriate;

         (d) to maintain a regular place of business suitably located to serve the Customer;

         (e) to employ at all times sufficient personnel of sufficient ability and experience to properly and efficiently discharge the Representative's obligation under this Agreement;

         (f) to provide the Company with such progress reports, monthly forecasts, lists of customers and prospective customers and other information with respect to the Customer as the Company may reasonable request;

         (g) at the Company's request, to have Representative's salesman discuss warranty claims in respect of Products sold by the Company within the Customer;

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         (h) to cooperate, at the Company's request, with the Company or with another representative of the company for the purpose of securing potential order or contracts for the Company which are commissionable to the Representative;

         (i) to refrain from any action which would effect or tend to effect acceptance of any order or contract for Products by the Representative on behalf of the Company it being the intent hereof that all orders for Products shall be subject to written acceptance by the Company at such prices and on such terms as the Company may approve;

         (j) to refrain from any action which would create or tend to create any obligation, express or implied, on behalf of the Company, it being the intent hereof that all activities of the Representative pursuant to this Agreement shall be as an independent contractor and not as an agent of the Company.

         (k) within the first five (5) days of every month, representative shall provide Company with a sixty (60) day rolling forecast of Product orders showing prospective sales by potential Customers, Product model, intended close date and probability.

         (l) to use its commercially best efforts to stimulate demand for the Products within the Territory by Product promotion and by direct solicitation.

         (m) to submit to Company, for Company's attention and handling, the originals of all inquiries received by Representative from Customers outside the Territory.

         (n) to promptly forward to Company all order inquiries received by Representative in the Territory.

5.       COMMISSION.

         (a) As full compensation for the Representative's services hereunder, the Company agrees to pay to the Representative, and the Representative agrees to accept, commission payments on the net invoice price of Products shipped by the Company to the Customer at the rate of 5% for Purchase Orders entered through the Representative, for purposes of this agreement, goods shall be deemed to have been shipped when delivered by the Company to a carrier.

         (b) Commissions shall be computed on the net amount of the invoices rendered after all the following items have been deducted; (i) cash and trade discounts; (ii) special packing charges, if any, and freight and transportation or transportation allowances form shipping point; (iii) sales and excise taxes; (iv) C.O.D. charges; and (v) insurance on shipments. No commission shall be paid on tooling costs, on charges for the repair or replacement of damaged Products or returned Products.

         (c) Commissions due to the Representative shall be computed by the Company for each calendar month during the term of the Agreement and shall be paid by the Company on a monthly basis by the 10th of the month following the collection of monies by the Company from the Customer.

         (d) If Representative's efforts in the Territory result in or contribute to Product sales outside of the Territory (e.g., to affiliated offices of a customer), Company shall pay Representative a commission on such sales in accordance with this Agreement.

6.       COMPANY'S DUTIES.

         (a) The Company agrees during the term of the agreement to provide the Representative with copies of invoices, acknowledgments or other response by the Company to any order from the Customer.

         (b) Company shall, at its expense, promptly and on an ongoing basis provide Representative with marketing and technical information concerning the products as well as reasonable quantities of brochures, instructional materials, and other Product data.

         (c) Company shall, at its expense, assist Representative and its customers in all reasonable ways in the solution of any technical problems relating to the functioning and use of the Products.

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         (d) Company shall promptly inform Representative of all new Product developments, as well as all information regarding any changes in key personnel, organization, or status of Company and information known to Company which may effect the competitiveness or salability of the Products in the Territory.

7.       DEMONSTRATION UNITS

         Company shall, at its expense, provide Representative with a reasonable quantity of sample demonstration units ("DEMONSTRATORS") of the Products. All Demonstrators shall remain the property of Company, which shall have full responsibility for keeping each Demonstrator in proper operating condition and shall bear all risk of loss or damage to each Demonstrator while the unit is in Representative's possession. Within fifteen (15) days of a written request from Company, Representative shall return each Demonstrator to Company Company's expense.

8.       PRICES.

         The Company reserves the right, without prior notice to change the list prices for any one or more of the Products.

9.       WAIVERS.

         Neither party shall by any action, delay omission or otherwise be deemed to have waived any of its rights or remedies under this contract. A waive by either parties of any right or remedy under this any Agreement on one occasion shall not be construed as a bar to or waiver of occasion, nor shall either party be liable for exercising or failing to exercise any such right or remedy.

10.      RESERVATION OF COMPANY'S RIGHTS.

         The Representative shall acquire no rights under this Agreement in any proprietary property or data, or trademarks or trade names of the Company and agrees to cause employees not to disclose to any other, either during or after the expiration of the term of this Agreement, any of the company's confidential information received by it hereunder.

11.      NONASSIGNABILITY.

         This Agreement may not be assigned, transferred, or subcontracted in whole or in part by the Representative without the prior written consent of the Company. In the event of insolvency of either parts, this contract shall terminate immediately at the election of the other party.

12.      DURATION.

         (a) This Agreement shall become effective as of the date first above written, and shall continue in full force and effect for three years, subject to Representative producing aggregate orders of at least $300,000.00 during the first twelve months of this agreement otherwise this agreement shall terminate.

13.      TERMINATION OF AGREEMENT

         This Agreement shall be terminated by the Company at its option only for the following:

                  (i) This Agreement will terminate 60 days after notice by registered letter without prejudice of any claims for compensation of damages.
                  (ii) In the event that either party fails substantially to perform its duties and obligation, then the other party fails substantially to perform its duties and obligation, then the other party shall have the right to terminate this Agreement. Termination shall be made by written notice by registered letter to the defaulting party.
                  (iii) In the event that either party shall file a petition of bankruptcy or make a general assignment for the benefit of creditors or otherwise acknowledge insolvency or shall be adjudged bankrupt or insolvent or be placed into a complete liquidation (other than by an amalgamation reorganization or merger or consolidation of such party), then the other party shall have the right to terminate this Agreement forthwith upon notice by the registered letter.

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14.       UPON TERMINATION

         Upon termination, the Representative will be entitled to commissions as follows:

         (a) The Company will pay the Representative and the Representative will accept commissions equal to those monies due on all product shipped within 90 days after the effective date of termination.

15.      CONFIDENTIALITY.

         The term "Confidential Information" shall mean any information disclosed by one party to the other pursuant to this Agreement which is written, graphic, or other tangible form and is marked "Confidential", "Proprietary" or in some other manner to indicate its confidential nature. Confidential Information may also include oral information disclosed by one party to the other pursuant to this Agreement, providing that such information is designated as confidential at the time of disclosure and is reduced to writing by the disclosing party within a reasonable time (not to exceed thirty (30) days after its oral disclosure, and such writing is marked in a manner to indicate its confidential nature and delivered to the receiving party.

16.      NOTICES.

         (a) Any notices provided for under this Agreement shall be in writing and shall be deemed effectively given when delivered in registered or certified mail addressed to the party to receive such notice at the address of such party indicated herein or at such different address as such party may hereafter designate in writing by notice similarly given.

         (b) Each party shall treat as confidential all Confidential Information of the other party, shall not use such Confidential Information except as set forth herein, and shall not disclose such Confidential Information to any third party. In particular, each of the parties shall use at least the same degree of care which it uses to prevent disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information to it by the other under this Agreement.

         (c) Not withstanding the above, neither party shall have liability to the other with regard to any Confidential Information of the other which:
                  (i) was in the public domain at the time it was disclosed or has become in the public domain through no fault of the receiver;
                   (ii) was known to the receiver, without restriction, at the time of disclosure;
                  (iii) is disclosed with the prior written approval of the disclosure;
                  (iv) was independently developed by the receiver without any use of the Confidential Information;
                  (v) became known to the receiver, without restriction, from a source other than the disclosure without the breach of this Agreement by the receiver and otherwise not in violation of the disclosure's rights;
                  (vi) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body, provided, however, that the receiver shall provide prompt notice thereof to enable the disclosure to seek a protective order or otherwise prevent such a disclosure.

17.      TRADEMARKS AND TRADE NAMES.
         During the term of this Agreement, Representative shall have all the right to indicate to the public that it is an authorized representative of Company's Products and to advertise such Products under trademarks, marks, and trade names that Company may adapt from tine (Company's Trademarks").

18.      ARBITRATION.

         Any dispute of claim arising out of, in relation to or in connection with this contract, or in the interpretation, making, performance, breach or termination thereof, shall be finally and exclusively settled by binding arbitration in California under the Commercial Arbitration Rules of the American Association by one arbitrator appointed in accordance with said rules. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

19.      GENERAL PROVISIONS.

         This Agreement shall be governed by and construed in accordance under the laws of the State of California, without reference to conflict of laws principles. The Federal and State courts within the State of California

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         shall have exclusive jurisdiction to adjudicate any dispute arising out of this Agreement which is not subject to arbitration according to applicable law.

         Any notices required or permitted by this Agreement shall be deemed given if personally delivered or sent by registered mail, postage prepaid, addressed to the other party at the address shown at the beginning of this Agreement or at such other address for which party gives notice hereunder. If mailed, delivery shall be deemed effective three (3) days after deposit with postal authorities.

         Nonperformance of either party shall be excused to the extent that performance is rendered impossible by strike, fire, flood, governmental acts, orders or restrictions, or any other reason where failure to perform is beyond the control and not caused by the negligence of the non performing party.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.

20.      COMPLETENESS OF AGREEMENT.

         This Agreement expresses the complete and final understanding of the parties, supersedes all previously signed and unsigned contracts, agreements, understandings and negotiations between the parties and shall not be subjects to change or modification except in writing duly signed by both parties .

IN WITNESS WHEREOF the parties hereto have executed this agreement as of the day and year first above written.

         Patriot Scientific Corporation     Premier Technical Sales, Inc.

By:      /s/ MICHAEL A. CARENZO             /s/ VINCE GIACOMINI
         ----------------------             -------------------
         MICHAEL A. CARENZO                 VINCE GIACOMINI


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EXHIBIT A

The products and services of the Company (referred to as "products" herein) covered in this Agreement are:

         ShBoom Microprocessor PSC1000
         Demo Board Kit PSC1001-DB

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EXHIBIT B

COMMISSION SCHEDULE

The Commission rate to be paid to Representative shall be:   5%

Any License or Royalty commission will be reviewed on a case by case basis.

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EXHIBIT C

TERRITORY

The Territory shall consist of the following:

West:             California, Washington, Oregon, Nevada, Arizona, Utah, Idaho,
                  Montana and Wyoming
South West:       Texas, New Mexico, Oklahoma, Arkansas, Louisiana,
                  Mississippi, Alabama, Georgia, Florida
North East:       Massachusetts, Connecticut, Maine, New Hampshire, Rhode
                  Island, Vermont, New York, New Jersey, Delaware
All other states are on a case by case basis.

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EXHIBIT D

Direct Accounts.

Exclusions from Territory: All Automotive Accounts
                                    Motorola
                                    Hitachi
                                    Zilog
                                    U.S. Government Agencies and Affiliates
                                    ASIC Design
                                    Labway
                                    Innoware
                                    I.S.S.I.
                                    ESS Technologies
                                    SIPEX
                                    OPTI
                                    M.R.T. Corporation
                                    IBM

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EXHIBIT E

         Maintenance Accounts:      TBD


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